UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2007
Entertainment Properties Trust
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-13561 (Commission File Number)	43-1790877 (I.R.S. Employer Identification No.)
30 West Pershing Road, Suite 201
Kansas City, Missouri 64108
(Address of principal executive office)(Zip Code)
(816) 472-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.           Regulation FD Disclosure.
     On October 9, 2007, the Company priced a proposed underwritten public offering of its Common Shares. The Company filed a prospectus supplement with the Securities and Exchange Commission in connection with the offering of the Common Shares that includes the recent developments described below.
     Recent Developments
     The following are principal recent developments since June 30, 2007:
Debt Financing
     Since June 30, 2007, the Company has obtained non-recourse mortgage loans totaling approximately $103.4 million, consisting of the following:
•	$28.0 million consisting of two mortgage loans maturing on August 1, 2017 and secured by a theatre property in Chattanooga, Tennessee and Leawood, Kansas, respectively, which bear interest at a rate of 5.86% per year and require monthly principal and interest payments totaling $178 thousand and final principal payments at maturity totaling $21.7 million

•	$26.2 million mortgage loan maturing on October 1, 2012 and secured by a theatre property located in Houston, Texas, which bears interest at 6.57% per year and requires monthly principal and interest payments of $196,000 and a final principal payment at maturity of $22.7 million

•	$22.2 million mortgage loan maturing on October 1, 2012 and secured by a theatre property located in Dallas, Texas, which bears interest at 6.73% per year and requires monthly principal and interest payments of $169,000 and a final principal payment at maturity of $19.3 million

•	$27.0 million mortgage loan maturing on November 1, 2012 and secured by a theatre property located in Chicago, Illinois, which bears interest at 6.63% per year and requires monthly principal and interest payments of $203,000 and a final principal payment at maturity of $23.4 million
     We used the net proceeds from these loans to pay down the Company’s unsecured revolving credit facility.
     We are currently seeking commitments for a $100 million term loan bank credit facility. We have not received any commitments from potential lenders and there can be no assurance that we will be able to obtain this term loan on acceptable terms and conditions, or at all.
Investments
     On August 1, 2007, we purchased a 60 acre vineyard and winery facility in Paso Robles, California, and simultaneously leased this property to Sapphire Wines, LLC. The acquisition price for the property was approximately $21.0 million and it is leased under a long-term triple-net lease. Additionally, on August 1, 2007, we entered into a loan agreement for $5.0 million with Sapphire Wines,

LLC. The loan has a maturity date of February 1, 2008 at which time the unpaid principal balance is due. The unpaid principal balance bears interest at 9.00% which is payable monthly.
     On August 14, 2007, we purchased the land and winery facilities associated with three vineyards. The total purchase consisted of approximately 225 acres of land and 72 thousand square feet of winery facilities located in Pope Valley, Lockeford, and Clements, California. The properties were simultaneously leased to CE2V Winery, LLC, Lockeford Winery, LLC, Crystal Valley Cellars, LLC and Cosentino Winery LLC. The acquisition price for the properties was approximately $20.5 million and they are leased under a long-term triple-net lease.
     During the quarter ended September 30, 2007, we completed development of a megaplex theatre property located in Kalispell, Montana. The Stadium 14 Cinema is operated by Signature Theatres and was completed for a total development cost (including land and building) of approximately $9.7 million. This theatre is leased under a long-term triple-net lease.
     Subsequent to June 30, 2007, we invested an additional $3.4 million Canadian ($3.2 million U.S.) in our mortgage note receivable from Metropolis Limited Partnership related to the construction of Toronto Life Square, a 13 level entertainment retail center in downtown Toronto, and we expect to invest an additional $1.5 million Canadian through December 2007. Consistent with the previous advances on this project, the additional amounts bear interest at 15% and, when fully funded, are expected to have stated maturity dates through December 2012. A bank has agreed to provide Metropolis Limited Partnership first mortgage construction financing of up to $122.0 million Canadian, and it is anticipated that the project will be completed in 2008 at a total cost of approximately $304.0 million Canadian.
     Also subsequent to June 30, 2007, we posted additional irrevocable stand-by letters of credit related to the Toronto Life Square project. Our letters of credit related to this project totaled $18.2 million as of October 5, 2007, of which $10.0 million is expected to be drawn upon and added to our mortgage note receivable by May 31, 2008. We expect the remaining letters of credit to be cancelled or drawn upon during 2008 in conjunction with the completion and permanent financing of the Toronto Life Square project. We earn interest on these outstanding letters of credit at a rate of 12% (15% if drawn upon). We also received an origination fee of $250,000 Canadian ($237,000 U.S.) in connection with this financing activity, and the fee is being amortized over the remaining term of the loan.
     From January 1, 2007 to October 5, 2007, we acquired approximately $267.3 million in real estate assets (including approximately $167.3 million of which were acquired by purchasing a 66.7% interest in a consolidated joint venture) and provided secured mortgage loans of approximately $179.5 million, increasing the our real estate and mortgage note asset base by approximately 30%. From January 1, 2007 to October 5, 2007, our cash investment spending totaled approximately $326.7 million. We continue to see investment opportunities that are consistent with our growth strategies.
     The two theatre projects under development have been pre-leased to the prospective tenants under long-term triple-net leases. The cost of development is paid by us in periodic draws. The related timing and amount of rental payments to be received by us from tenants under the leases correspond to the timing and amount of funding by us of the cost of development. These theatres will have a total of 30 screens and we anticipate that their total development costs will be approximately $25.6 million. Through October 5, 2007, we have invested approximately $7.6 million in these projects, and have commitments to fund an additional $18.0 million in improvements. We plan to fund development primarily with funds generated by debt financing and/or equity offerings. If we determine that construction is not being completed in accordance with the terms of the development agreement, we can discontinue funding construction draws.

     We generally lease our single-tenant properties to tenants on a long-term triple-net basis that requires the tenant to assume the primary risks involved in operating the property and to pay substantially all expenses associated with the operation and maintenance of the property. We also provide secured mortgage financing and we own multi-tenant properties which are managed for us by third-party management companies. Our theatre properties are leased to prominent theatre operators, including American Multi-Cinema, Inc. (“AMC”), Muvico Entertainment LLC, Regal Cinemas, Consolidated Theatres, Loews Cineplex Entertainment (now part of AMC), Rave Motion Pictures, Wallace Theatres, Southern Theatres, Cobb Theatres and Kerasotes Showplace Theatres.
     As of October 5, 2007, approximately 51% of our megaplex theatre properties were leased to AMC as a result of a series of sale-leaseback transactions relating to a number of AMC megaplex theatres, and approximately 54% of our total annual lease revenues were derived from rental payments by AMC under these leases.
     Approximately 20% of our total annual revenue is derived from our four entertainment retail centers in Ontario, Canada and a mortgage note receivable secured by an additional property under development in Ontario, Canada. The Canadian entertainment retail centers combined with the carrying value of our mortgage note receivable represent approximately 19% of the Company’s net assets as of October 5, 2007.
     The information disclosed under this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information disclosed under this Item 7.01 shall not be deemed an admission as to the materiality of any information that may be required to be disclosed solely to satisfy the requirements of Regulation FD.
WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE COMPANY’S PLANNED ISSUANCE OF THE COMMON SHARES (INCLUDING THE OVER-ALLOTMENT OPTION) AND ITS INTENDED USE OF THE PROCEEDS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE COMPANY’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
Item 8.01.           Other Events.
     On October 9, 2007, the Company issued a press release announcing it priced an underwritten public offering of 1,400,000 of its Common Shares. The Company expects to issue and deliver these shares on or about October 15, 2007. The Company intends to use the net proceeds from the offering (after estimated expenses and Underwriter’s commissions) for general business purposes, which may include funding the acquisition, development or financing of properties or repayment of debt. Pending this application, the Company intends to use the net proceeds to reduce indebtedness under its existing unsecured revolving credit facility and to invest any remaining net proceeds in interest-bearing accounts and short-term interest-bearing securities which are consistent with the Company’s qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The Company also granted the Underwriter an option to purchase an additional 210,000 Common Shares to cover over-allotments, if any. The Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01           Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 9, 2007 issued by Entertainment Properties Trust

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST
By:	/s/ Mark A. Peterson
Mark A. Peterson
Vice President, Chief Financial Officer and Treasurer

Date: October 9, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated October 9, 2007 issued by Entertainment Properties Trust